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                                                                     Exhibit 3.4


                  FORM OF DELAWARE CERTIFICATE OF INCORPORATION

                          CERTIFICATE OF INCORPORATION

                                       OF

                             JAWS TECHNOLOGIES, INC.

                  I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

         FIRST.   The name of the corporation is JAWS Technologies, Inc.

         SECOND. The address of the corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

         THIRD.   The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 100,000,000 shares, divided into 95,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 5,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

         A.       Common Stock.

         (1) Voting. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this Article FOURTH) or by applicable law, each holder of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

         (2) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.


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         (3) Liquidation. Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

         B. Preferred Stock. The Board of Directors of the corporation is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The voting powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

         C. Special Series A Preferred Stock.

            (1) Designation and Amount. A series of Preferred Stock consisting of one (1) share of such stock, is hereby designated as "Special Series A Preferred Voting Stock."

            (2) Voting. The holder of the outstanding share of Special Series A Preferred Voting Stock shall be entitled to cast at any relevant date to the number of votes (including for purposes of determining the presence of a quorum) determined in accordance with the terms and conditions of each of the following:

                  (i) the rights, privileges, restrictions and conditions attached to the Exchangeable Shares in the capital of Jaws Acquisition Corp. ("JAC"), a corporation incorporated under the laws of the Province of Alberta;

                  (ii) the Support Agreement dated effective November 30, 1999 between the corporation and JAC, as the same may from time to time be amended; and

                  (iii) the Voting and Exchange Trust Agreement dated effective November 30, 1999 among the corporation, JAC and the Montreal Trust Company of Canada, as the same may from time to time be amended.

on all matters presented to the holders of Common Stock of the corporation, with the Special Series A Preferred Voting Stock and Common Stock voting together as a single class. Except as provided herein, the Special Series A Preferred Voting Stock shall have no other voting rights except as required by law.





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         (3) Dividend. Except as otherwise required by law, no dividend shall be paid to the holder of Special Series A Preferred Voting Stock.

         (4) Liquidation. The share of Special Series A Preferred Voting Stock shall be entitled to $0.001 on the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, in preference to any shares of Common Stock of the corporation, but only after the liquidation preference of any other shares of Preferred Stock of the corporation has been paid in full.

         (5) Exchange; Redemption and Other Rights. The Special Series A Preferred Voting Stock is not convertible into any other class or series of the capital stock of the corporation or into cash, property or other rights, and may not be redeemed, except pursuant to the last sentence of this Section C(5). The share of Special Series A Preferred Voting Stock purchased or otherwise acquired by the corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the corporation. In addition to any vote required by law, for so long as any Exchangeable Shares in the capital of JAC shall be outstanding, the number of shares comprising the Special Series A Preferred Voting Stock shall not be increased or decreased and no other term of the Special Series A Preferred Voting Stock shall be amended, except upon the affirmative vote of the holder of the outstanding share of Special Series A Preferred Voting Stock. At such time as no Exchangeable Shares in the capital of JAC shall be outstanding, the Special Series A Preferred Voting Stock shall automatically be redeemed, with $0.001 preference due and payable upon such redemption.

         (6) Restriction; Amendment. So long as the share of Special Series A Preferred Voting Stock is outstanding, the corporation shall (a) fully comply with all terms of the Exchangeable Shares in the capital of JAC and with all contractual obligations of the corporation associated with such Exchangeable Shares and (b) not amend, alter, change or repeal this Section C(6) except upon the written approval of the holder of the outstanding share of Special Series A Preferred Voting Stock.

         FIFTH.   The incorporator of the corporation is David P. Luci, whose mailing address is c/o Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022.

         SIXTH. Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH, Subsection B of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock provided by Article FOURTH, Subsection B of this Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written



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         consent have expressly been approved in advance by the Board of
         Directors of the corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent in voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article SIXTH.

         SEVENTH. Unless and except to the extent that the Bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

         EIGHTH. Special meetings of the stockholders for any purpose or purposes may be called by the President or the Board of Directors, but such special meetings may not be called by any other person or persons. Notwithstanding anything contained in this Certificate of Incoporation to the contrary, the affirmative vote of at least 80 percent in voting power of the then outstanding voting stock of the corporation, voting together as a single class, shall be required to amend, repeal or adapt any provision inconsistent with this Article EIGHTH.

         NINTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

         TENTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

         ELEVENTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article ELEVENTH.



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         The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this the 28th day of April, 2000.
                                                           /s/ David P. Luci
                                                           ---------------------
                                                           David P. Luci
                                                           Incorporator

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